OMB APPROVAL

OMB Number:	3235-0060
Expires:	March 31, 2006
Estimated average burden hours per response	28.0

EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 860-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On May 31, 2005, we entered into a third amendment to the share exchange agreement, dated March 15, 2005, as previously amended on March 15, 2005 and April 21, 2005, with shareholders of Immuno-Designed Molecules, S.A., a société anonyme organized under the laws of France, or IDM. Pursuant to the share exchange agreement we will acquire all of the outstanding share capital of IDM, with certain exceptions related to shares held in French retirement accounts, in exchange for shares of our common stock, and IDM will become our subsidiary. Our proposed share exchange transaction with IDM is described in greater detail in our preliminary proxy statement filed on June 2, 2005.

     The third amendment to the share exchange agreement modifies the terms of the proposed reverse stock split to be effected by us in connection with the share exchange to provide that, subject to obtaining stockholder approval, we may effect a one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine or one-for-ten reverse stock split of our common stock, with our board of directors to determine which ratio of reverse stock split, if any, to be effected.

     A copy of the Amendment No. 3 to the Share Exchange Agreement, dated May 31, 2005, is filed herewith as Exhibit 99.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On May 26, 2005, we received a letter from the Nasdaq Stock Market notifying us that, based on the closing per share bid price of our common stock over the last 30 consecutive business days, we do not comply with the minimum $1.00 per share closing bid price requirement for continued listing on The Nasdaq National Market, set forth in Marketplace Rule 4450(a)(5). In accordance with Marketplace Rule 4450(e)(2), we will be provided 180 calendar days, or until November 22, 2005, to regain compliance. If at any time prior to November 22, 2005, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide us with written notification that we have achieved compliance with Marketplace Rule 4450(a)(5). If we do not regain compliance with Marketplace Rule 4450(a)(5) by November 22, 2005, Nasdaq will provide us with written notification that our securities will be delisted.

     We have proposed a reverse stock split, as described under Item 1.01 above, to be effected by us in connection with the proposed share exchange transaction with IDM. We anticipate that such reverse stock split, if it is effected, will bring us within compliance with Marketplace Rule 4450(a)(5).

     A copy of the Nasdaq letter is filed herewith as Exhibit 99.1.

Where You Can Find Additional Information About Our Proposed Combination with IDM

     We have filed a proxy statement concerning our proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction, as may be amended, because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by us with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents filed by us with the SEC may also be obtained free of charge from us by directing such request to our Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

     We and IDM and our respective executive officers and directors may be deemed to be participants in the solicitation of proxies from our shareholders with respect to the proposed transaction between us and IDM. Information regarding our executive officers and directors is included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2004. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of us and IDM in the proposed transaction between us and IDM by reviewing the proxy statement related to the transaction. These documents are available free of charge at the SEC’s website at http://www.sec.gov and from us at http://www.epimmune.com.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Amendment No. 3 to the Share Exchange Agreement, dated May 31, 2005.

99.2	Letter from the Nasdaq Stock Market, dated May 26, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Date: June 2, 2005	By:	/s/ ROBERT J. DE VAERE

Robert J. De Vaere Vice President, Finance and Administration, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Amendment No. 3 to the Share Exchange Agreement, dated May 31, 2005.
99.2	Letter from the Nasdaq Stock Market, dated May 26, 2005.